UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) February 1, 2007
                                                         ----------------

                                   Culp, Inc.
                                   ----------
             (Exact Name of Registrant as Specified in its Charter)


       North Carolina                    0-12781                 56-1001967
-----------------------------    ------------------------   --------------------
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)

                             1823 Eastchester Drive
                        High Point, North Carolina 27265
              -----------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                                 (336) 889-5161
              -----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
              -----------------------------------------------------
              (Former name or address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                           Forward-Looking Statements

     This report is filed by Culp, Inc. (the "Company"). This report contains statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward-looking statements are intended to speak only as of the date on which they are made. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as "anticipate," "expect," "believe," "estimate," "plan" and "project" and their derivatives, and include but are not limited to statements about the Company's future operations, production levels, sales, SG&A or other expenses, margins, gross profit, operating income, earnings or other performance measures. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the Company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the Company adversely. Changes in consumer tastes or preferences toward products not produced or marketed by the Company could erode demand for the Company's products. In addition, strengthening of the U.S. dollar against other currencies could make the Company's products less competitive on the basis of price in markets outside the United States. Also, economic and political instability in international areas could affect the Company's operations or sources of goods in those areas, as well as demand for the Company's products in international markets. Finally, unanticipated delays or costs in executing restructuring actions could cause the cumulative effect of restructuring actions to fail to meet the objectives set forth by management. Other factors that could affect the matters discussed in forward-looking statements are included in the Company's periodic reports filed with the Securities and Exchange Commission, including the "Risk Factors" section in the Company's most recent annual report on form 10-K.

Item 3.02. Unregistered Sales of Equity Securities.

     The Company previously reported the sale of shares of its common stock (the "Shares") to International Textile Group, Inc. ("ITG") pursuant to an Asset Purchase Agreement (the "Asset Agreement") dated January 11, 2007. The Asset Agreement was previously disclosed and filed as Exhibit 10.1 to the Company's report on Form 8-K dated January 11, 2007. The transactions described in the Asset Agreement, including the sale of the Shares to ITG, closed on January 22, 2007, which was reported in a report on Form 8-K dated January 26, 2007. The number of shares sold was subject to adjustment under the terms of the Asset Agreement. This report is filed to disclose that the actual number of shares of the Company's common stock sold pursuant to the Asset Agreement was 798,582.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

     On February 1, 2007, the Company's board of directors took action to appoint Franklin N. Saxon as chief executive officer of the Company, effective May 1, 2007. Robert G. Culp, III, who currently serves as the Company's chairman of the board and chief executive officer, will continue to serve as chairman of the Company. . Mr. Saxon and Mr. Culp both serve as directors of the Company. Mr. Culp, age 60, has served as chief executive officer of the Company since 1988 and chairman of the board since 1990. Mr. Saxon, age 54, is currently president and chief operating officer of the Company, having served in that position since 2004. He also serves as the Company's principal financial officer. He was executive vice president and chief financial officer from 2001 to 2004. A press release issued by the Company on February 5, 2007 to disclose these changes is included in this filing as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

     Exhibit 99.1 - Press Release dated February 5, 2007


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2007

                                         Culp, Inc.

                                         By: /s/ Kenneth R. Bowling
                                             ----------------------
                                             Kenneth R. Bowling
                                             Vice President - Finance, Treasurer


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                                  EXHIBIT INDEX


Exhibit Number                      Exhibit
--------------                      -------

     99.1           Press Release dated February 5, 2007